Exhibit 21



List of Subsidiaries



USMagneGas, Inc.*

EuroMagneGas, Ltd.*

AsiaMagneGas, Ltd.*

SAC-1, Inc.

Gibsonton Properties, Inc.

Brounley Associates, Inc.

InterSource Health Care, Inc.


*  The Company owns an 80% interest in these entities.